          As filed with the Securities and Exchange Commission on August 9, 2001
                                                      Registration No. 333-44926
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ___________________________


                              OPENWAVE SYSTEMS INC.
             (Exact Name of Registrant as Specified in its Charter)


                Delaware                                94-3219054
     (State or other jurisdiction of     (I.R.S. Employer Identification Number)
     incorporation or organization)

                             1400 Seaport Boulevard
                         Redwood City, California 94063
                                 (650) 480-8000
               (Address, including ZIP Code and Telephone Number,
              Including Area Code, of Principal Executive Offices)

             Software.com, Inc. 2000 Nonstatutory Stock Option Plan

         AtMobile.com, Inc. Amended and Restated 1997 Stock Option Plan

                 bCandid Corporation 1999 Equity Incentive Plan

                 Mobility.Net Corporation 1999 Stock Option Plan

                           (Full Titles of the Plans)

                                Donald J. Listwin
                      President and Chief Executive Officer
                              Openwave Systems Inc.
                             1400 Seaport Boulevard
                         Redwood City, California 94063

                          ___________________________

                                    Copy to:

                              Stephen Fackler, Esq.
                           Simpson Thacher & Bartlett
                              3330 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 251-5000


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                            DEREGISTRATION OF SHARES

On June 14, 2001, the Board of Directors of the Registrant resolved to approve and adopt the Openwave Systems Inc. 2001 Stock Compensation Plan (the "2001 Plan") and resolved further to merge and subsume the Software.com, Inc. 2000 Nonstatutory Stock Option Plan, the AtMobile.com, Inc. Amended and Restated 1997 Stock Option Plan, the bCandid Corporation 1999 Equity Incentive Plan and the Mobility.Net Corporation 1999 Stock Option Plan (collectively, the "Predecessor Plans") into the 2001 Plan. This Post-Effective Amendment No. 2 to the Registrant's Registration Statement No. 333-44926 on Form S-8 POS filed on November 20, 2000 (the "Registration Statement") is filed to deregister an aggregate of 814,429 shares previously registered that remain available for future grant under the Predecessor Plans. The 814,429 shares deregistered by this Post-Effective Amendment No. 2 will be registered, by a subsequently filed registration statement on Form S-8 for the 2001 Plan, and the associated registration fee paid by the Registrant to register shares issuable under the Predecessor Plans on the Registration Statement will be carried forward and applied to the registration fee necessary to register shares issuable under the Registrant's 2001 Plan. Please note, however, that 3,065,520 shares remain subject to outstanding options previously granted under the Predecessor Plans. Accordingly, the Registration Statement will remain in effect to cover the potential exercise of such outstanding options.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on August 9, 2001.

                                   By: /s/ Alan Black
                                   Alan Black
                                   Senior Vice President, Corporate Affairs, and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2001.

            Signature                                        Title
            ---------                                        -----
      /s/ Donald J. Listwin            Chairman of the Board, President, Chief Executive
      ----------------------           Officer and Director (principal executive officer)
          Donald J. Listwin

      /s/ Alan Black                    Senior Vice President, Corporate Affairs, and Chief
      ----------------------                            Financial Officer
             Alan Black                   (principal financial and accounting officer)

      /s/ Roger Evans                                      Director
      ----------------------
            Roger Evans

      /s/ John MacFarlane                   Executive Vice President and Director
      ----------------------
           John MacFarlane

      /s/ Andrew Verhalen                                  Director
      ----------------------
          Andrew Verhalen

      /s/ Bernard Puckett                                  Director
      ----------------------
           Bernard Puckett